SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Wells Fargo Funds Trust

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(a)	Title of each class of securities to which transaction applies:
___________________________
(b)	Aggregate number of securities to which transaction applies:
___________________________
(c)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________
(d)	Proposed maximum aggregate value of transaction:
___________________________
(e)	Total fee paid:
___________________________

[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a)	Amount Previously Paid: ______________
(b)	Form, Schedule or Registration Statement No.: ____
(c)	Filing Party: ______________________
(d)	Date Filed: _______________________

[WFAM Logo]

NOTICE OF MEETING ADJOURNMENT

May 15, 2018

Dear Shareholder:

I am writing to you about an important matter concerning your investment in Wells Fargo Small Cap Opportunities Fund.

We need your help. The special meeting of shareholders of Wells Fargo Small Cap Opportunities Fund originally scheduled for May 15, 2018 has been adjourned to June 5, 2018, to give shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that we have yet to receive your vote at the time of this mailing.

We need your vote as soon as possible to allow us to proceed with the important business of the fund. Please cast your proxy vote today.

The details of the shareholder meeting are described in the proxy statement that was sent to all shareholders. That document can be found at proxyonline.com/docs/WellsFargoSmallCap.pdf. If you have proxy-related questions or would like to vote by phone, please call (800) 714-3306 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Please help us better serve your investment by taking a moment to cast a vote for your shares today.

WHAT IS HAPPENING?

As a shareholder of Wells Fargo Small Cap Opportunities Fund (the “Fund”), you are being asked to approve a new investment sub-advisory agreement among the Trust, on behalf of the Fund, Wells Fargo Funds Management, LLC, the investment manager to the Fund, and Wells Capital Management Incorporated so that Wells Capital Management Incorporated may serve as sub-adviser to the Fund.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NEW SUB-ADVISORY AGREEMENT WITH WELLS CAPITAL MANAGEMENT INCORPORATED.

Please take a minute and vote your proxy today by mail, phone or online as provided on the enclosed voting information form to ensure that your response is received before the adjourned meeting on June 5, 2018.

We greatly appreciate and value your being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

NOBO

[WFAM Logo]

NOTICE OF MEETING ADJOURNMENT

May 15, 2018

Dear Shareholder:

I am writing to you about an important matter concerning your investment in Wells Fargo Small Cap Opportunities Fund.

We need your help. The special meeting of shareholders of Wells Fargo Small Cap Opportunities Fund originally scheduled for May 15, 2018 has been adjourned to June 5, 2018, to give shareholders who have not yet cast their proxy vote more time to do so. Our records indicate that we have yet to receive your vote at the time of this mailing.

We need your vote as soon as possible to allow us to proceed with the important business of the fund. Please cast your proxy vote today.

The details of the shareholder meeting are described in the proxy statement that was sent to all shareholders. That document can be found at proxyonline.com/docs/WellsFargoSmallCap.pdf. If you have proxy-related questions or would like to vote by phone, please call (800) 714-3306 EXT 12547 between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday.

Please help us better serve your investment by taking a moment to cast a vote for your shares today.

WHAT IS HAPPENING?

As a shareholder of Wells Fargo Small Cap Opportunities Fund (the “Fund”), you are being asked to approve a new investment sub-advisory agreement among the Trust, on behalf of the Fund, Wells Fargo Funds Management, LLC, the investment manager to the Fund, and Wells Capital Management Incorporated so that Wells Capital Management Incorporated may serve as sub-adviser to the Fund.

THE BOARD OF TRUSTEES OF WELLS FARGO FUNDS TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NEW SUB-ADVISORY AGREEMENT WITH WELLS CAPITAL MANAGEMENT INCORPORATED.

Please take a minute and vote your proxy today by mail, phone or online as provided on the enclosed voting information form to ensure that your response is received before the adjourned meeting on June 5, 2018.

We greatly appreciate and value your being a shareholder. Thank you in advance for your timely consideration of this matter.

Sincerely,

/s/ Andrew Owen

Andrew Owen

President

Wells Fargo Funds

Wells Fargo Asset Management (WFAM) is a trade name used by the asset management businesses of Wells Fargo & Company. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the funds. The funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA, an affiliate of Wells Fargo & Company. Neither Wells Fargo Funds Distributor nor Wells Fargo Funds Management holds fund shareholder accounts or assets. This material is for general informational and educational purposes only and is NOT intended to provide investment advice or a recommendation of any kind—including a recommendation for any specific investment, strategy, or plan.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

OBO